Exhibit No. 21.1

SUBSIDIARIES OF REGISTRANT

As of September 30, 2018

1)	PHI Capital Holdings, Inc.
A Wyoming corporation
Percentage of ownership: 100%
Business activity: Consulting and M&A advisory services.

2)	Abundant Farms, Inc.
A Florida corporation
Percentage of ownership: 100%
Business activity: Agriculture.

3)	American Pacific Plastics, Inc.
A Wyoming corporation
Percentage of ownership: 100%
Business activity: Plastics film manufacturing, holding company for Vinafilms JSC.

4)	American Pacific Resources, Inc.
A Wyoming corporation
Percentage of ownership: 100%
Business activity: Mining & natural resources.

5)	ComMatrix, Inc.
A Wyoming corporation
Percentage of ownership: 100%
Business activity: Telecommunication, holding company for Gridline Communications, Inc. (inactive)

6)	Constructii SA Group, Inc.
A Delaware corporation
Percentage of ownership: 100%
Holding company for acquisition of a Romanian construction company (inactive).

7)	PHI VIETNAM INVESTMENT AND DEVELOPMENT LTD.
A Vietnamese company
Percentage of ownership: 100%
Business activity: Investment and Consulting Services.

8)	PHI EZ Water Tech, Inc.
A Wyoming corporation
Percentage of ownership: 75%
Business activity: Water treatment technology (inactive).

9)	PHIVITAE Corporation
A Wyoming corporation
Percentage of ownership: 100%
Business activity: inactive